Exhibit 3.2

SECOND AMENDED & RESTATED BYLAWS

OF

ZYNEX, INC.

a Nevada corporation

(March 26, 2026)

ARTICLE I.

OFFICES

Section 1.Registered Office. The registered office shall be maintained at such place as the Board of Directors shall determine from time to time.

Section 2.Other Offices. The corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II.

STOCKHOLDERS

Section 1.Meetings. All meetings of stockholders, for any purpose, may be held at such time and place, within or without the State of Nevada, as shall be stated in the notice of meeting or in a duly executed waiver of notice thereof.

Section 2.Annual Meeting. The annual meeting of stockholders shall be held on the day and at the time set by the Board of Directors, if not a legal holiday, and if a legal holiday, then on the next regular business day following, at the hour set forth in the notice thereof. At such annual meeting, the stockholders shall elect, by a plurality vote, a Board of Directors and transact such other business as may properly be brought before the meeting. Notwithstanding the foregoing, in the event that the Directors are elected by written consent of the stockholders in accordance with Article II, Section 11 of these Bylaws and NRS 78.320, an annual meeting of stockholders shall not be required to be called or held for such year, but the Directors may call and notice an annual meeting for any other purpose or purposes.

Section 3.Notice of Annual Meeting. Written notice of the annual meeting shall be given to each stockholder entitled to vote thereat at least ten (10) days but not more than sixty (60) days before the date of the meeting. The notice must state the purpose or purposes for which the meeting is called and the time when, and the place where, the meeting is to be held.

Section 4.List of Stockholders. The officer who has charge of the stock ledger of the corporation shall prepare and make a complete list of the stockholders entitled to vote for the election of Directors, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder, and the list shall be produced and kept at the time and place of election during the whole time thereof and be subject to the inspection of any stockholder who may be present.

Section 5.Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called at any time by the Board of Directors, the President or the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote at such meeting. Such request shall state the purpose or purposes of the proposed meeting.

Section 6.Notice of Special Meetings. Written notice of a special meeting of stockholders stating the purpose or purposes for which the meeting is called, time when, and place where, the meeting will be held, shall be given to each stockholder entitled to vote thereat, at least ten (10) days but not more than sixty (60) days before the date fixed for the meeting.

Section 7.Limitation on Business. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 8.Quorum. Stockholders of the corporation holding at least a majority of the voting power of the corporation, present in person or represented by proxy, regardless of whether the proxy has authority to vote on all matters, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 9.Voting Required for Action. Each outstanding share of stock, regardless of class or series, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except as otherwise provided by these Bylaws and to the extent that the Articles of Incorporation or the certificate of designation establishing the class or series of stock provides for more or less than one vote per share or limits or denies voting rights to the holders of the shares of any class or series of stock. The vote of a majority of the shares of the corporation present, either in person or by proxy, at any meeting at which a quorum is present shall constitute the act of the stockholders, unless the question is one upon which by express provision of the statutes or of the Articles of Incorporation, the Bylaws of the corporation, or an express agreement in writing, a different vote is required, in which case such express provision shall govern and control the decision of such question. Voting for Directors shall be in accordance with Article II, Section 2, of these Bylaws.

Section 10.Proxies. Except as otherwise provided in the Articles of Incorporation or in a Certificate of Designation or similar document filed with the Secretary of State of Nevada in accordance with Section 78.1955 of the Nevada Revised Statutes, each stockholder may vote either in person or by proxy executed in writing by the stockholder, but no proxy shall be valid after the expiration of six (6) months from the date of its execution unless (a) coupled with an interest, or

(b) the person executing it specifies therein the length of time for which it is to be continued in force, which in no case shall exceed seven (7) years from the date of its execution.

Section 11.Action by Consent. Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if any different proportion of voting power is required for such action at a meeting, then such different proportion of written consents shall be required. In no instance where action is authorized by written consent, need a meeting of stockholders be called or noticed.

Section 12.Telephonic Meetings. Stockholders may participate in a meeting of stockholders by means of a telephone conference or similar method of communication by which all persons participating in the meeting can hear one another. Participation in such meeting shall constitute presence in person at the meeting.

Section 13.Closing of Transfer Books/Record Date. The Board of Directors may close the stock transfer books of the corporation for a period not exceeding sixty (60) days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date when any change or conversion or exchange of capital stock shall go into effect or for a period not exceeding sixty (60) days in connection with obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a record date, not more than sixty (60) days or less than ten (10) days before the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid. If no record date is fixed for such distribution or issuance, the record date shall be the date on which the resolution of the Board of Directors authorizing the distribution or issuance is adopted.

Section 14.Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and the corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

ARTICLE III.

DIRECTORS

Section 1.Number. The number of Directors which shall constitute the whole Board shall be fixed by the Board of Directors of the corporation at any regular or special meeting thereof (or appropriate written consent thereby) subject to any limitations prescribed in the Articles of Incorporation. The Directors shall either be elected by written consent in accordance with Article II, Section 11 of these Bylaws and NRS 78.320 or at the annual meeting of the stockholders, except as provided in Sections 2 and 3 of this Article, and each Director elected shall hold office until his or her successor is elected and qualified or until the his or her earlier death, resignation, disqualification, or removal. Directors need not be stockholders. If, for any reason, Directors are not elected pursuant to NRS 78.320 or at the annual meeting of the stockholders, they may be elected at a special meeting of the stockholders called and held for that purpose.

Section 2.Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors or due to the death, resignation, disqualification, or removal of a director or otherwise, may be filled by a majority of the remaining Directors then in office, though less than a quorum, and the Directors so chosen shall hold office until their successors are duly elected and shall qualify, unless sooner displaced.

Section 3.Removal by Stockholders. Any Director or one or more of the incumbent Directors of the corporation may be removed from office at any time, with or without cause, by a vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to voting power (or such higher amount as may be set forth in the Articles of Incorporation), in which event the vacancy or vacancies so created shall be filled by a majority of the remaining Directors, though less than a quorum, as provided in Section 2 of this Article. Notwithstanding the foregoing, in the event that any class or series of stockholders is entitled to elect one or more Directors, only the approval of the holders of the applicable proportion of such class or series is required to remove such Director(s) and not the votes of the outstanding shares as a whole.

Section 4.Management of Business. The business of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 5.Meetings. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Nevada.

Section 6.Annual Meeting. The first meeting of each newly elected Board of Directors may be held following the annual meeting of stockholders. If such annual meeting of directors is not a regular meeting of the Board of Directors, such meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or as shall be specified in a written waiver signed by all of the Directors.

Section 7.Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as from time to time shall be determined by the Board.

Section 8.Special Meetings. Special meetings of the Board may be called by the Chief Executive Officer or the President on one (1) days’ notice to each director, either personally or by telephone or electronic transmission, or at least three days if the notice is given by mail. Special meetings shall be called by the Chief Executive Officer or President in like manner and on like notice on the written request of a majority of the Directors.

Section 9.Quorum and Voting. A majority of the Directors then in office, at a meeting duly assembled, shall constitute a quorum for the transaction of business, and the act of the Directors holding a majority of the voting power of the Directors, present at any meeting at which there is a quorum, shall be the act of the Board of Directors except as may be otherwise specifically provided by statute or by the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 10.Meetings by Consent. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all members of the Board or of such committee, as the case may be.

Section 11.Telephonic Meetings. Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or committee by means of a telephone conference system or similar method of communication by which all persons participating in the meeting can hear one another. Participation in such meeting constitutes presence in person at such meeting.

Section 12.Committees. The Board of Directors, by resolution, resolutions or as set forth in these Bylaws, may designate one (1) or more committees, which, to the extent provided in the resolution, resolutions or in these Bylaws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation. Each committee must include at least one Director. The Board of Directors may appoint natural persons who are not Directors to serve on any committee. Each committee must have the name or names as may be designated in these Bylaws or as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors as and when required.

Section 13.Compensation. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors. Directors shall not receive any stated salary for their services. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefore. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 14.Chairman of the Board/Organization of Meetings.  The Board of Directors may elect, among its members, a chairman of the Board of Directors.  The chairman of the Board of Directors, if one be elected, shall preside, if present and unless otherwise determined by the Board of Directors, at all meetings of the stockholders and at all meetings of the Board of Directors, and he or she shall perform such other duties and have such other powers as may from time to time be designated and assigned to him or her by the Board of Directors.  At each meeting of the Board of Directors, the chairman of the Board of Directors, or, in his or her absence or nonelection, a director chosen by a majority of the directors, shall act as chairman of the meeting.  The Secretary, or in the absence of the secretary, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

Section 15.Resignation. A director may resign at any time by giving written notice to the Board of Directors, its chair, or to the Secretary of the Corporation. A resignation is effective when the notice is given unless a later effective date is stated in the notice. Acceptance of the resignation shall not be required to make the resignation effective. The pending vacancy may be filled before the effective date, but the successor shall not take office until the effective date.

ARTICLE IV.

NOTICES

Section 1.General. Notices to Directors and stockholders shall be in writing and delivered personally or mailed to the Directors or stockholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to Directors may also be given by other media, including electronic transmission, if the sending of notice by such other media may be verified or confirmed. Notice to stockholders may also be given by other media, including electronic transmission, in the manner and to the extent permitted by statute.

Section 2.Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V.

OFFICERS

Section 1.General. The officers of the corporation shall be chosen by the Board of Directors and shall at a minimum consist of a President, a Secretary and a Treasurer. The Board of Directors may also choose a Chairman of the Board, Chief Executive Officer, Chief Financial Officer and one (1) or more Assistant Secretaries and Assistant Treasurers. Two (2) or more offices may be held by the same person. The officers of the corporation shall exercise such authority and perform such duties as shall be determined from time to time by these Bylaws or the Board of Directors. Each of such officers shall serve until his or her successor is duly appointed and qualified, but any officer may be removed by the Board at any time with or without cause and with or without hearing or notice of hearing.  Vacancies among the officers by reason of death, resignation or other cause shall be filled by the Board.

Section 2.Appointment. The Board of Directors shall appoint the officers of the corporation who shall hold office at the pleasure of the Board of Directors. No officer need be a member of the Board of Directors.

Section 3.Other Officers. The Board of Directors may appoint other officers and agents as it shall deem necessary who shall hold their positions for such terms and exercise such powers and perform such duties as shall be determined from time to time by the Board unless otherwise received in writing. Any such officer or agent may be removed at any time, with or without cause, by the Board of Directors unless otherwise agreed in writing.

Section 4.Compensation. The salaries and other compensation of all officers of the corporation shall be fixed by the Board of Directors unless otherwise agreed in writing.

Section 5.Powers and Duties of Officers. The powers and duties of the officers of the Corporation shall be as provided from time to time by resolution of the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers. In the absence of such resolution, the respective officers shall have the powers and shall discharge the duties customarily and usually held and performed by like officers of corporations similar in organization and business purposes to the Corporation, subject to the control of the Board of Directors.

ARTICLE VI.

SHARES OF CAPITAL STOCK

Section 1.Certificates. The shares of the Corporation’s stock may be certificated or uncertificated, as provided under NRS 78.235, and shall be entered in the books of the Corporation and registered as they are issued. Any certificates representing shares of stock shall be in such form as shall be approved by the Board of Directors. Every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by any two authorized officers of the Corporation, representing the number of shares registered in certificate form. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

Section 2.Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issuance of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

Section 3.Transfer of Stock. Transfers of share certificates and the shares represented thereby shall be made on the books of the Company only by the registered holder or by a duly authorized attorney.  Transfers shall be made only upon surrender of the share certificate or certificates.

ARTICLE VII.

GENERAL PROVISIONS

Section 1.Dividends. Dividends upon the capital stock of the corporation may be declared by the Board of Directors out of funds legally available therefore at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock of the corporation.

Section 2.Reserves. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends, such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Directors shall think conducive to the interest of the corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

Section 3.Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 4.Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

Section 5.Seal. The corporate seal, if there be one, shall have inscribed thereon the words, “State of Nevada.”

Section 6.Captions. Captions used in these Bylaws are for convenience only and are not a part of these Bylaws and shall not be deemed to limit or alter any provisions hereof and shall not be deemed relevant in construing these Bylaws.

Section 7.Interpretations. To the extent permitted by the context in which used, words in the singular number shall include the plural, words in the masculine gender shall include the feminine and neuter, and vice versa. If any provisions of these Bylaws shall be found to be inconsistent with any provisions of the Articles of Incorporation, as the same may be amended from time to time, the Articles of Incorporation shall govern.

ARTICLE VIII.

AMENDMENTS

Section 1.Amendments. These Bylaws may be amended or repealed at any regular meeting of the stockholders or of the Board of Directors, or at any special meeting of the stockholders or of the Board of Directors, if notice of such alteration or repeal be contained in the notice of such special meeting.